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                                                                     Exhibit 8.1









                        [SHEARMAN & STERLING LETTERHEAD]

(212) 848-4376


                                 April 20, 2001



RGS Energy Group, Inc.
89 East Avenue
Rochester, New York 14649

Ladies and Gentlemen:

            We are acting as United States federal tax counsel to RGS Energy Group, Inc. ("RGS Energy"), a New York corporation, in connection with the proposed merger (the "Merger") of RGS Energy with and into Eagle Merger Corp. ("Merger Sub"), a New York corporation which at the effective time of the Merger will be a wholly-owned subsidiary of Energy East Corporation ("Energy East"), a New York corporation. The Merger will be consummated under the laws of the State of New York and in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 16, 2001, by and among RGS Energy, Energy East, and Merger Sub. Energy East is filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, a registration statement on Form S-4 (the "Registration Statement") with respect to the common stock of Energy East to be issued to holders of shares of the common stock of RGS Energy (the "RGS Energy Common Stock") pursuant to the Merger.

            In our capacity as United States federal tax counsel, we have reviewed the Merger Agreement, including the Exhibits thereto, the Joint Proxy Statement - Prospectus constituting part of the Registration Statement (the "Proxy Statement/Prospectus") and such other documents and corporate records as we have deemed necessary or appropriate. We have assumed that the representations and warranties contained in the Merger Agreement were true, correct and complete when made and will continue to be true, correct and complete through the effective time of the Merger, and that the parties to the Merger Agreement have complied with, and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We also have assumed that statements as to factual matters contained in the Proxy Statement/Prospectus are true, correct and complete, and will continue to be true, correct and complete through the effective time of the Merger.


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            Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, we are of the opinion that the discussion contained in the Proxy Statement/Prospectus under the caption "THE MERGER - Material Federal Income Tax Consequences of the Merger," insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, subject to the assumptions, limitations and conditions set forth therein, accurately describes the material United States federal income tax consequences of the Merger to holders of RGS Energy Common Stock.

            No opinion is expressed as to any matter not specifically addressed above, including the tax consequences of the Merger under state, local or non-United States laws and the reasonableness of the assumptions relied upon by us in rendering the opinion set forth herein. Furthermore, this opinion has been based upon current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any changes in such law or practice unless we are specifically retained to do so. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "THE MERGER - Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus; however in giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                                      Very truly yours,

                                                      /s/ Shearman & Sterling